EXHIBIT 10.22

                              CONSULTING AGREEMENT
                              --------------------


     This agreement is made this 12th day of August 2003 between THE RIGHT SOLUTIONS GATEWAY at 3035 East Patrick Lane, Suite 14, Las Vegas, Nevada 89120, hereinafter referred to as RSG. Phone number (702) 938-9316 and Jack M. Zufelt at 3228 East Phillips Drive, Littleton, Colorado 80122, hereinafter referred to as Zufelt. Phone number (303) 741-9025.

     RSG agrees to retain Zufelt, and Zufelt has agreed to provide certain consulting services on the terms and conditions set out below.

RESPONSIBILITIES  OF  ZUFELT:
----------------------------

     Zufelt will help RSG create an integrated prospecting and recruiting system with specific prospecting and recruiting tools customized specifically for RSG.

1. Zufelt will consult with RSG on all aspects of their business as well as create and implement important strategies regarding all aspects of what it takes to cause prospecting and recruiting. It will include the 24-hour, 7-day a week system that is designed and dedicated specifically to help RSG distributors prospect and recruit on both its products, and its income opportunity.

2.   This  consulting,  prospecting  and  recruiting  system  includes:

     a) A 10 to 15 minute recruiting script for an audiocassette/CD to be used for powerful prospecting.

     b) Sample, short scripts for distributors to use when handing out the cassette and when calling back respondents to the new prospecting tools.

     c) Short scripts for distributors to use when following up on prospects they have given or sent the prospecting tape to.

     d) A 10 to 15 minute "closing" script to be used for pre-recorded message to be used by distributors to bring prospects to a decision. It has been designed specifically to close the sale on both the products AND the business opportunity.

     e) Three powerful, attention getting letters to be used for prospecting and recruiting by distributors. One will be designed to accompany the recruiting cassette that goes to people they already know, another will be designed to accompany the cassette to go to those they don't know and the third one will be a letter that can be sent out by itself inviting prospects to request the cassette.

     f) An income projection for the consultant based on a ten-year contract of using Zufelt's system and RSG's compensation plan. With your help and knowledge of the Right Solutions comp plan I will create realistic, believable, not pie in the sky, income projections with just a 2% success rate, showing potential income after just 6 and 12 months of faithfully using the prospecting system I create.

     g) Design hard-hitting, attention getting, 4-color Post Cards for prospecting.

     h) Sell and train our existing distributors on using the system created for us up to 24 live seminars per year and up to 100 conference calls annually to be determined by the Company and Consultant. This contract will be a ten year term and will include:


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          -    Spending  time  with  the  owners  to  develop training needs and marketing  strategies  to  compensate  the growth of the company.
          - Analyze and make recommendations on making sure all existing brochures letters, website pages and any other marketing materials past, present or future are designed to sell the opportunity and/or the products or both.
          - Consult with RSG any business related issues as needed and agreed to by both parties


RESPONSIBILITIES  OF  RSG
-------------------------

1. In exchange for Zufelt's services listed above, RSG shall include Zufelt training material in all distributor starter kits at the price of $139. In the event of increased cost for material, production, shipping, or change of items the price may be adjusted. Until both parties agree otherwise, the items in each distributor starter kit will include all of the Zufelt materials listed in
(a)  through  (f)  below.

a)   Learn  To  Earn  Audiocassette  program.
b)   How  to  Use  The  Conquering  Force  Within  You  audio  cassette  program
c)   Bonus  Audio  Cassette  Tape
d)   The  DNA  of  Success  Book
e)   9  Reports  For  Your  Success
f)   Monthly  Ezine  subscription  to  the  "Z"  Report

Upon the signing of this agreement RSG shall purchase from Zufelt the following training material to be included in each of the distributor starter kits as needed:

Payments for the above items shall be as follows:

Minimum orders of 500 each with 50% down and balance on delivery. Zufelt will send the product as described above once 50% of the payment received.


2.   All  payments  must  be  made  in  one  of  the  following  forms:

     a) Certified check made out to Jack M. Zufelt. If a certified check is sent it must be sent via overnight delivery.
     b) Wire transfer to Zufelt's bank account. If wire transfer, use the following banking information:

                    Receiving Bank Information

                    ARAPAHOE BANK AND TRUST
                    7777 East Arapahoe Road
                    Englewood, Colorado  80112   USA

                    Account Name:    Z Distributing, Inc.
                    Account Number:  1073885
                    Routing Number for Wire Transfer:   107 00 1957


3. RSG shall pay all of Zufelt's expenses relating to the above services listed and identified as thorough (i ) including, but not limited to, professional voice, studio time for recording of the prospecting cassette, production of prospecting cassettes/CDs, graphic artists for post cards etc., design layout etc., all travel expenses including non restricted round trip airfare (via United Airlines where possible), car rental and gas, lodging, meals, airport parking etc. as well as long distance calls, conference calls etc. If any


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travel  is  required  out of the continental US or Canada, airfare shall include round  trip in business class. All expenses must be pre-approved by the Company.


ACT OF GOD:
-----------

     If, due to an act of God or other cause beyond the control of Zufelt or RSG, any agreed upon consulting, conference call or training presentation cannot be given at the time, place and upon the terms agreed to, and if a satisfactory substitute or alternate date cannot be arranged, neither Jack Zufelt or RSG shall have claim for damages.

     RSG understands and accepts that this consulting agreement with Zufelt is not an exclusive agreement and that Zufelt may have other clients for which he provides the same or similar services. This is also true for RSG using additional consulting for training if they choose to do so.

     This contract will be construed according to the laws of the State of Nevada and any disputes arising here from will be litigated in its courts.

     This contract sets forth the entire understanding and agreement and is not subject to amendment or supplemental agreement except in writing and duly executed by both parties. This agreement shall be valid and binding only when signed by both an authorized agent for RSG and Jack M. Zufelt.


Signed _________________________________     Date ___________________
       Jack M. Zufelt

Signed Gateway Distributors, Ltd, d.b.a. The Right Solution

By: ____________________________________     Date ___________________
    Rick Bailey President / CEO


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